UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, Plug Power Inc., a Delaware corporation (the “Company”) entered into a new Executive Employment Agreement (the “Employment Agreement”) with Paul B. Middleton, the Company’s Chief Financial Officer and Executive Vice President, as described further below.

In addition, on November 19, 2024, the Board of Directors (the “Board”) of the Company granted a retention award to Mr. Middleton to enable the Company to retain and motivate such employee during a critical period. Mr. Middleton received an aggregate of 1,302,084 restricted shares of the Company’s common stock that will vest in three equal annual installments on the first, second and third anniversaries of the grant date. Pursuant to such grant, upon termination of Mr. Middleton’s service relationship (i) by Mr. Middleton for Good Reason (as defined in the Employment Agreement), (ii) by the Company without Cause (as defined in the Employment Agreement), or (iii) by the mutual agreement of the Company and Mr. Middleton in accordance with the terms of the Employment Agreement, all outstanding shares of such restricted shares will become fully vested.

The initial term of the Employment Agreement is until November 19, 2026 (the “Term”), which the Company and Mr. Middleton may mutually agree to extend for an additional year (the “Extended Term”). After the Extended Term, the Employment Agreement will automatically extend on each subsequent anniversary unless one party provides written notice that it does not wish to further extend the Employment Agreement, such notice to be provided before September 30th of the then current year.

Pursuant to the Employment Agreement, Mr. Middleton will be entitled to an annual base salary of $600,000, subject to upward increases as may be determined upon annual review by the Company. During Mr. Middleton’s employment, he will be eligible to receive cash incentive compensation as determined by the Compensation Committee (the “Compensation Committee”) of the Board from time to time and participate in the Company’s annual bonus program, which currently provides for a target payment equivalent to 100% of his annual base salary subject to achievement of Company performance goals. Mr. Middleton’s annual bonus for 2024 equal to his current base salary of $600,000 is guaranteed to be paid no later than March 15, 2025. Mr. Middleton is also entitled to continue to participate in or receive benefits under the Company’s employee benefit plans available to other employees of the Company.

No later than June 30th of each calendar year, Mr. Middleton will be entitled to receive an annual equity grant of restricted shares of the Company’s stock equal to the greater of (x) the number of shares as may be approved by the Compensation Committee or (y) the number of shares with a grant date fair value equivalent to $1,500,000 based on the Company’s stock price on the date the Compensation Committee approves the annual equity grant. In 2025, Mr. Middleton will be entitled to receive an award of restricted stock with a total grant date fair value of $1,500,000 (the “Restricted Stock Award”), which will vest in three equal annual installments, as of the date the Compensation Committee approves the Restricted Stock Award, not to be later than June 30, 2025 (such date, the “Approval Date”), subject to the availability of sufficient shares under the Company’s equity compensation plan. If the Company does not have sufficient shares, the Company will pay Mr. Middleton on the first anniversary of the Approval Date an amount in cash equal to the value of one-third of $1,500,000 of the Company’s common stock as determined by the fair market value of such stock on such anniversary. This arrangement will continue through the subsequent second and third anniversaries of the Approval Date, subject to Mr. Middleton’s continued employment with the Company through the applicable anniversary, until or unless terminated or modified by mutual agreement of the Company and Mr. Middleton.

If (A) Mr. Middleton terminates the Employment Agreement for Good Reason or (B) if the Company terminates the Employment Agreement without Cause prior to June 30, 2025, the Company will pay Mr. Middleton a cash payment of $1,500,000 within ten days of such termination date. If (A) Mr. Middleton is granted the Restricted Stock Award but the Company and Mr. Middleton do not mutually agree to enter into the Extended Term or (B) the Company terminates Mr. Middleton’s employment without Cause at any time, then the Restricted Stock Award will become fully vested as of the termination date.

In the event Mr. Middleton is terminated by the Company without Cause, or if the Company and Mr. Middleton do not enter into the Extended Term or into a subsequent additional one-year period after the Extended Term, subject to Mr. Middleton signing a general release of claims and complying with a confidentiality agreement, Mr. Middleton will be entitled to: (i) an amount equal to one (1) time his then current base salary, (ii) exercise all vested stock options held by him until the earlier of twelve months from the date of termination or the expiration of the original term of the stock option, and (iii) a lump sum payment equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan in force on the date of termination, less applicable withholdings and deductions.

In the event Mr. Middleton is terminated by the Company without Cause or he terminates his employment for Good Reason, in each case within 12 months following a Change in Control (as defined in the Employment Agreement), subject to Mr. Middleton signing a general release of claims and complying with a confidentiality agreement, he will be entitled to: (i) an amount equal to (x) one-hundred percent (100%) of his average annual base salary over the three (3) fiscal years immediately prior to the termination date (or his annual base salary in effect immediately prior to the Change in Control, if higher) and (y) one-hundred percent (100%) of his average annual bonus over the three (3) fiscal years immediately prior to the Change in Control (or his annual bonus for the last fiscal year immediately prior to the Change in Control, if higher); (ii) the vesting in such portion of his stock options and other stock-based awards as he would have vested in if he had remained employed by the Company for twelve (12) months following the termination date; and (iii) a lump sum payment equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan in force on the date of termination, less applicable withholdings and deductions, or a monthly subsidy for a period of twelve (12) months and equivalent to the Company’s share of the monthly health insurance premium for the health insurance plan in force on the date of termination.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: November 25, 2024	By:	/s/ Andrew J. Marsh
Name: Andrew J. Marsh
Title: Chief Executive Officer